                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission Only
                                                    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

                                    SINA.com
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                                    SINA.COM
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of SINA.com, a Cayman Islands company (the "Company"), will be held at the Westin Santa Clara, located at 5101 Great American Parkway, Santa Clara, California, U.S.A. on Tuesday, November, 21, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve until the 2003 Annual Meeting;

     2. To ratify the appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending 2001; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on October 10, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ VICTOR K. LEE
                                          --------------------------------------
                                          Victor K. Lee
                                          Chief Financial Officer and Secretary

Sunnyvale, California
October 11, 2000

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                                    SINA.COM
                                 VICWOOD PLAZA
                                  ROOMS 1801-4
                                   18TH FLOOR
                               199 DES VOEUX ROAD
                               CENTRAL, HONG KONG
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of SINA.com, a Cayman Islands company (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Santa Clara, located at 5101 Great American Parkway, Santa Clara, California, U.S.A. on Tuesday, November 21, 2000, at 10:00 a.m., local time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about October 12, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     The close of business on October 10, 2000 has been fixed as the record date (the "Record Date") for determining the holders of ordinary shares of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 41,184,887 ordinary shares outstanding and held of record by approximately 454 stockholders.

VOTING AND SOLICITATION

     Each outstanding Ordinary Share on the Record Date is entitled to one vote on all matters. Ordinary shares may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the ordinary shares present in person or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors and FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Cayman law concerning voting of shares and determination of a quorum.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's ordinary shares. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Our Articles of Association currently authorize a Board of not less than two directors and the classification of the Board into three classes serving staggered terms. At each annual general meeting, one-third of the directors will retire from office by rotation. The directors to retire in every year will be those who have been in office the longest since their last election. A retiring director will remain in office until the close of the meeting at which he or she retires, and will be eligible for re-election at that meeting. The Company currently has six directors after Director Yoshitaka Kitao resigned from the Board of Directors on August 7, 2000. In accordance with the Company's Articles of Association, the Board of Directors has fixed the number of directors constituting the Board at six.

NOMINEES

     At the Annual Meeting, the stockholders will elect two directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     Assuming a quorum is present, the two nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of October 11, 2000 and certain other information about them are set forth below:

        NAME OF NOMINEE          AGE            PRINCIPAL OCCUPATION            DIRECTOR SINCE
        ---------------          ---            --------------------            --------------
Zhidong Wang...................  33     President, Chief Executive Officer      July 1997
                                        and Director
Yongji Duan....................  54     President and Chief Executive           August 1997
                                        Officer, Stone Group Corporation

     Zhidong Wang has served as both our President and a director since incorporation of SINA.com in 1997. He has also served as our Chief Executive Officer since August 1999. Mr. Wang co-founded Beijing Stone Rich Sight Information Technology Co., Ltd., or BSRS, a software development company and one of our subsidiaries, in December 1993 and served as its President and Chief Executive Officer from October 1993 to May 1999. In February 1991, Mr. Wang also founded and served as the Vice President and Chief Technology Officer of Suntendy Electronic Information Technology and Research Company, a software company, until April 1993. Mr. Wang holds a B.S. degree in Electrical Engineering from Beijing University.

     Yongji Duan has served as our director since August 1997. Mr. Duan also served as a director for Rich Sight Investment Limited, one of our subsidiaries, from May 1993 through May 1999. Mr. Duan has served as the Director of Stone Group Corporation, a holding company, since February 1991 and is now the Chairman of Stone Group Corporation. Mr. Duan has also served as President and Chief Executive Officer of Stone Electronic Technology Limited, a diversified electronics and consumer products company, since 1990. Mr. Duan holds a M.S. in Aeronautics Materials from Beijing Aeronautic College and a B.S. from Qinghua University.

CONTINUING DIRECTORS

     Set forth below are the names of the Class II and Class III Directors, their ages as of October 11, 2000 and certain other information about them:

CLASS II DIRECTORS (TERM ENDING IN 2001)

       NAME OF DIRECTOR          AGE            PRINCIPAL OCCUPATION
       ----------------          ---            --------------------
Daniel Chiang..................  43     Chairman of the Board
Ter Fung Tsao..................  55     Chairman, Standard Foods Taiwan Ltd.

     Daniel Chiang served as the President and Chief Executive Officer of Sinanet.com, an Internet content and services company, from June 1996 until it merged into SINA.com in March 1999. Mr. Chiang currently serves as our Chairman of the Board. Prior to joining Sinanet.com in June 1996, Mr. Chiang was the President of Trend Micro, Inc., an Internet virus protection and content security company, from December 1993 to May 1996. Mr. Chiang received a M.A. in Political Economy from University of Texas, Dallas and a B.A. in Diplomacy from National Cheng-Chi University in Taiwan.

     Ter Fung Tsao has served as our director since March 1999. Mr. Tsao has served as Chairman of Standard Foods Taiwan Ltd., a packaged food company, since 1986. Before joining Standard Foods Taiwan Ltd., Mr. Tsao worked in several positions within The Quaker Oats Company, a packaged food company, in the United States and Taiwan. Mr. Tsao received a B.S. in Civil Engineering from Cheng Kung University in Taiwan, a M.S. in Sanitary Engineering from Colorado State University, and a Ph.D. in Food and Chemical Engineering from Colorado State University.

CLASS III DIRECTORS (TERM ENDING IN 2002)

       NAME OF DIRECTOR          AGE                   PRINCIPAL OCCUPATION
       ----------------          ---                   --------------------
Pehong Chen....................  42     Chief Executive Officer, President and Chairman of
                                        the Board, Broadvision, Inc.
Lip-Bu Tan.....................  40     General Partner, Walden International Investment
                                        Group

     Pehong Chen has served as our director since March 1999. Mr. Chen has been the Chief Executive Officer, President and Chairman of the Board of Broadvision, Inc., a software applications company, since May 1993. Prior to founding Broadvision, Mr. Chen was Vice President of MultiMedia Technology at Sybase, Inc., an enterprise software company, from 1992 to 1993. From 1989 to 1992, Mr. Chen founded and was president of Gain Technology, a multimedia software tools company, which was acquired by Sybase. Mr. Chen holds a Ph.D. in Computer Science from University of California, Berkeley, a M.S. in Computer Science from Indiana University, and a B.S. from National Taiwan University.

     Lip-Bu Tan has served as our director since March 1999. Since 1984, Mr. Tan has been the General Partner of Walden International Investment Group, an international venture capital firm. Mr. Tan is currently a director of Accelerated Networks, Inc., a broadband access product company, Centillium Communications, Inc., a communication integrated circuit company, Creative Technology Ltd., a multimedia technology company, Integrated Silicon Solutions, Inc., a semiconductor company, MediaRing.com Ltd., an Internet communications technology company, and several other private companies. He holds a M.S. in Nuclear Engineering from the Massachusetts Institute of Technology and a M.B.A. from the University of San Francisco, where he serves on the Board of Trustees. Mr. Tan received his B.S. from Nanyang University, Singapore.

     There are no family relationships among any of the directors or executive officers of SINA.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the period from July 1, 1999 through June 30, 2000 (the "last fiscal year"), the Board met eight times and took action by unanimous written consent on one occasion. During the last fiscal year, each directors attended 75% or more of the meetings held by the Board, with the exception of Pehong Chen, Yongji Duan and Ter Fung Tsao. Mr. Chen and Mr. Tsao each attended five meetings in the last fiscal year. Mr. Duan attended four meetings in the last fiscal year. The Board has an Audit Committee, a Compensation Committee and a Share Administration Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Each committee member attended 75% or more of the meetings held by the committees he served.

     Nominations that are intended to be included in the Company's proxy statement for the 2001 Annual Meeting must be submitted no later than June 12, 2001. See "Deadline for Receipt of Stockholder Proposals for 2001 Annual Meeting."

     The Audit Committee consists of directors Pehong Chen, Lip-Bu Tan and Ter Fung Tsao, three of the Company's non-employee directors. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The Audit Committee did not meet during the last fiscal year.

     The Compensation Committee consists of directors Pehong Chen and Lip-Bu Tan, and held one meeting during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers and grants stock options under the Company's stock option plans to executive officers.

     The Share Administration Committee consists of Daniel Chiang and Zhidong Wang and held four meetings during the last fiscal year. The Share Administration Committee grants stock options to non-executive employees under the Company's stock plans and makes recommendations to the Board regarding these matters.

COMPENSATION OF DIRECTORS

     Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, directors other than Mr. Chiang are not currently compensated for their services as directors. Mr. Chen was granted an non-qualified option to purchase 110,000 shares of common stock of Sinanet.com in May 1998 under Sinanet.com's 1997 Stock Plan, which was converted into an option to purchase 70,762 ordinary shares at an exercise price of $.23 per share as a result of our acquisition of Sinanet.com. These options became fully vested upon the closing of the acquisition.

     In addition, Mr. Chiang, our Chairman of the Board, received on August 31, 1999, an option to purchase 226,291 ordinary shares of SINA.com at an exercise price of $1.00 per share. This option vests in equal installments over 48 months. Mr. Chiang is allowed to exercise this option immediately, subject to repurchase by us at cost if Mr. Chiang were to leave SINA.com.

     On October 12, 1999, Mr. Chiang received an option to purchase an additional 150,000 ordinary shares of SINA.com at an exercise price of $7.33 per share. This option vests completely one year after the vesting commencement date, which is August 31, 1999. Mr. Chiang is allowed to exercise this option immediately, subject to repurchase by us at cost if Mr. Chiang were to leave SINA.com.

     As compensation for services rendered as the Chairman of the Board, Mr. Chiang received $25,000 for fiscal year ended June 30, 1999 and, $129,333.26 for fiscal year ended June 30, 2000.

     On October 12, 1999, Yongji Duan, a director of SINA.com, received an option to purchase 75,000 ordinary shares of SINA.com at an exercise price of $7.33 per share. This option vests in equal installments over 48 months. Mr. Duan is allowed to exercise this option immediately, subject to repurchase by us at cost if Mr. Duan were to leave SINA.com.

     On April 12, 2000, each of the non-employee directors including Pehong Chen, Yongji Duan, Yoshitaka Kitao, Lip Bu Tan and Ter Fung Tsao received an option to purchase 37,500 ordinary shares of SINA.com at an exercise price of $17.00 per share. These options vested fully upon grant.

RECOMMENDATION OF THE BOARD:

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers has served as the Company's independent auditors since May 20, 1999 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending June 30, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the ordinary shares voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information that has been provided to the Company with respect to the beneficial ownership of our ordinary shares as of September 30, 2000 by:

     - each shareholder known to us to own beneficially more than 5% of the ordinary shares;

     - each director;

     - each of our executive officers listed in the Summary Compensation Table in this Proxy Statement; and

     - all our directors and executive officers as a group.

Percentage of beneficial ownership is based on 41,184,887 ordinary shares outstanding as of September 30, 2000, together with options that are exercisable within 60 days of September 30, 2000 for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC.

                                                                  NUMBER OF
                                                                   OPTIONS
                                                                 EXERCISABLE
                                                NUMBER OF          WITHIN
                                             ORDINARY SHARES     60 DAYS OF
                                              BENEFICIALLY      SEPTEMBER 30,    EXCLUDING    INCLUDING
             BENEFICIAL OWNERS                    OWNED             2000          OPTIONS      OPTIONS
             -----------------               ---------------    -------------    ---------    ---------
Entities affiliated with Lip-Bu Tan(1).....     5,288,373            37,500        12.8%        12.9%
Entities affiliated with Yongji Duan(2)....     3,841,080           187,500         9.3%         9.7%
Dell U.S.A. L.P.(3)........................     2,539,062                --         6.2%         6.2%
Zhidong Wang(4)............................     1,500,589         1,070,761         3.6%         6.1%
Daniel Chiang(5)...........................     1,924,392           376,291         4.7%         5.5%
Pehong Chen................................        43,732           108,262           *            *
Entities affiliated with Ter Fung
  Tsao(6)..................................     1,849,555            37,500         4.5%         4.6%
James Sha(7)...............................       759,442                --         1.8%         1.8%
Daniel Mao(8)..............................       900,706                --         2.2%         2.2%
Victor K. Lee..............................        56,815           243,750           *            *
Hurst Lin(9)...............................       536,406                --         1.3%         1.3%
All directors and executive officers as a
  group (10 persons)(10)...................    15,953,648         2,090,812        38.7%        41.7%
                                               ----------         ---------        ----         ----

---------------
  *  Less than one percent of the outstanding ordinary shares.

 (1) Represents the shares owned by the entities affiliated with Lip-Bu Tan, a director of SINA.com, as follows:

      - 1,486,008 shares held by China Walden Venture Investments Ltd.

      - 445,321 shares held by CWV Investment, L.P.

        (Mr. Tan is a director of and owns an interest in China Walden Management Ltd, which is a general partner of CWV Investments, L.P. and serves as fund manager for China Walden Venture Investments Ltd. The address for both entities is 1501 CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong.)

      - 108,955 shares held by InfoTech Ventures, Ltd.

      - 174,330 shares held by WIIG Global Ventures Pte, Ltd.

        (Mr. Tan is a director of and owns an interest in Walden International Investment Group (S) Pte. Ltd., which serves as a fund manager for these entities. The address for both entities is 396 Alexandra Road, #16-03 BP Tower, Singapore 119954.)

      - 1,305,821 shares held by Pacven Walden Ventures III, L.P.

      - 1,546,564 shares held by Pacven Walden Ventures IV, L.P.

      - 28,828 shares held by Pacven Walden Ventures IV Associates Fund, L.P.

        (Mr. Tan is a director of and owns an interest in Pacven Walden Management Co. Ltd., which is a general partner of the general partners of these entities. Address for these entities is 750 Battery Street, Suite 700, San Francisco, CA 94111.)

      - 190,746 shares held by Seed Ventures II Limited.

        (Mr. Tan is a director of and owns an interest in Seed Ventures Management, which serves as a fund manager for this entity. The address for this entity is 396 Alexandria Road, #16-03 BP Tower, Singapore 119954.)

        Mr. Tan shares voting and investment power with respect to the shares held by the entities described above. He disclaims beneficial ownership of the shares in which he has no pecuniary interest.

      - 1,800 shares held by a trust controlled by Mr. Tan.

      - Includes 37,500 shares issuable to Mr. Tan upon exercise of options exercisable on or before November 29, 2000.

        The 5,288,373 share total does not include 1,201,923 shares held by CTI Ltd., a wholly-owned subsidiary of Creative Technology Ltd. for whom Mr. Tan serves as a director. The address of CTI Ltd. is 31 International Business Park, Creative Resource, Singapore 609921.

 (2) Includes 1,392,286 shares held by Beijing Stone Electronic Technology Ltd., 1,820,493 shares held by Stone Electronic Technology Ltd., and 628,301 shares held by Springbend Holding Limited. Stone Group Corporation holds an interest in Stone Electronic Technology Limited and Springbend Holding Limited. Stone Group Corporation and Stone Electronic Technology Limited together own Beijing Stone Electronic Technology Limited. Also includes 75,000 shares issuable to Ms. Jufen Liu and 112,500 shares to Mr. Duan upon exercise of options exercisable on or before November 29, 2000. Ms. Liu, a consultant to SINA.com, is a director of the Stone Group Corporation. Mr. Duan, a director of SINA.com, is the Chairman of Stone Group Corporation and the President and Chief Executive Officer of Stone Electronic Technology Limited. He disclaims beneficial ownership of the shares held by these entities and by Ms. Liu except to the extent of his pecuniary interest in such entities. The address for Stone Group Corporation is No. 2, Haidian Street, Zhong Guan Cun, Beijing, China.

 (3) Includes 135,216 shares owned by MSD Portfolio, L.P., which is affiliated with MSD Capital, L.P., the private investment firm for Michael Dell, Chairman and Chief Executive Officer of Dell Computer Corporation. Dell U.S.A. L.P. is a wholly owned investment vehicle of Dell Computer Corporation. The address for Dell U.S.A. L.P. is 1 Dell Way, Roundrock, TX 78682. The address for MSD Portfolio, L.P. is c/o MSD Capital, L.P., 780 Third Avenue, 43rd Floor, New York, NY 10017. Dell U.S.A. L.P. and MSD Portfolio, L.P. disclaim beneficial ownership of the shares in which each has no pecuniary interest.

 (4) Includes 1,070,761 shares held by Fraser Heritage Limited which is controlled by Mr. Wang and his wife. Also includes 590 shares acquired by Mr. Wang through the Company's Employee Stock Purchase Plan and another 429,238 shares of which 312,268 shares are subject to repurchase upon cessation of employment. Also includes 1,076,761 shares issuable upon exercise of options exercisable on or before November 29, 2000.

 (5) Includes 10,972 shares held by his wife, 375,000 shares held DEPM Investors, L.P. where Mr. Chiang and his wife serve as general partners, 169,471 shares held by Fongnien Daniel Chiang 1999 Grantor Retained Annuity Trust and 444 shares acquired by Mr. Chiang through the Company's Employee Stock Purchase Plan. Also includes 376,291 shares issuable upon exercise of options exercisable on or before November 29, 2000. Also includes 480,769 shares held by Trend Micro, Inc. where Mr. Chiang's wife serves as a director and Chief Technology Officer. Mr. Chiang disclaims beneficial ownership of the shares held by Trend Micro, Inc. except to the extent of his pecuniary interest therein.

 (6) Includes 43,553 shares held by Standard Foods of Taiwan, Ltd. and 393,877 shares held by Crosslink Technology Partners, LLC. Includes 37,500 shares issuable to Mr. Tsao upon exercise of options exercisable on or before November 29, 2000. Mr. Tsao is a director of Standard Foods of Taiwan and Crosslink Technology Partners, LLC. Mr. Tsao disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein. His address is c/o Helen Hsiao, 8F, Suite 801, 136, Jean-Ai Road, SEC. 3, Taipei, Taiwan.

 (7) Mr. Sha resigned from SINA.com effective as of September 26, 1999. Includes 30,000 shares held by his child, 30,000 shares held by his sister, and 30,000 shares held by his father. Mr. Sha disclaims beneficial ownership of the shares owned by these individuals.

 (8) Includes 581,250 shares subject to repurchase upon cessation of employment.

 (9) Includes 109,377 shares subject to repurchase upon cessation of employment.

(10) Includes 9,565,083 shares held by entities affiliated with certain directors as described in notes 1, 2, 5 and 6. Also includes 1,002,895 shares subject to our right of repurchase at cost upon cessation of employment. Does not include 759,442 shares owned by Jim Sha.

     Except as otherwise indicated, the address of each person listed in the table is c/o SINA.com, Vicwood Plaza, Units 01-03, 18th Floor, 1999 Des Voeux Road, Central, Hong Kong, and the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation earned by (a) the individuals who served as the Company's Chief Executive Officer during the fiscal year ended June 30, 2000, (b) the three other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended June 30, 2000; and (c) the compensation received by each such individual during the preceding fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                         ANNUAL COMPENSATION    ------------
                                                         --------------------    SECURITIES
                                               FISCAL     SALARY       BONUS     UNDERLYING       ALL OTHER
                    NAME                        YEAR        ($)         ($)      OPTIONS(#)    COMPENSATION($)
                    ----                       ------    ---------    -------   ------------   ---------------
Zhidong Wang.................................   2000     $147,246                1,499,999(1)      13,000(2)
  President, Chief Executive                    1999       79,000     $16,667           --         13,000(2)
  Officer and Director
James C.J. Sha(3)............................   2000       58,333          --           --
  Former Chief Executive Officer                1999       83,000          --    1,500,000             --
Daniel Mao(4)................................   2000      175,000          --           --             --
  Chief Operating Officer                       1999       72,916          --      900,000             --
Victor K. Lee(5).............................   2000       80,679     $35,000(6)    300,000            --
  Chief Financial Officer                       1999           --          --           --             --
Hurst Lin(7).................................   2000      108,749          --      150,000             --
  Vice President, Business                      1999       75,000          --           --             --
  Development and General Manager of U.S.
  Operations

---------------
 (1) Mr. Wang acted in a capacity similar to that of a Chief Executive Officer from July 1997 until March 1999 and assumed the title of Chief Executive Officer on August 31, 1999. In August 1999 and in October 1999, Mr. Wang received an option to purchase 429,238 ordinary shares and 1,070,761 ordinary shares of SINA.com, respectively.

 (2) Includes $2,000 paid on behalf of Mr. Wang as a housing allowance during the fiscal year. In addition to the housing allowance, Mr. Wang lived in a rent-free apartment located in Beijing, China, and owned by Beijing Stone Electronic Technology Limited, one of our shareholders. The fair market value of this is estimated to be $11,000.

 (3) Mr. Sha joined SINA.com as our Chief Executive Officer in March 1999. On August 31, 1999, Mr. Sha resigned as Chief Executive Officer and resigned as a director on September 26, 1999.

 (4) Mr. Mao served as our Chief Operating Officer from March 1999 to June 1999 and resumed the position in September 1999. He briefly served as our Acting Chief Financial Officer from September 1999 to November 1999 and as our Executive Vice President of Business and Corporate Development from June 1999 to August 1999.

 (5) Mr. Lee joined us as our Chief Financial Officer in November 1999.

 (6) Includes a signing bonus of $20,000.

 (7) Since September 1999, Mr. Lin has served as our General Manager of U.S. Operations.

     We have entered into employment agreements with Zhidong Wang, James C.J. Sha, Victor Lee and Daniel Mao as described below.

     In September 1997, Mr. Wang entered into an employment agreement with Beijing Stone Rich Sight Information, one of our subsidiaries. This agreement provided for his initial monthly salary of HK$50,000. The initial term of the agreement is for a period of three years. After that, the agreement may continue until terminated by either party. The agreement requires a three months prior written notice for termination. The agreement contains a non-compete clause for one year after termination of his employment. The agreement also requires that Mr. Wang sell his interest in the Ad Company or ICP Company to BSRS when allowed under Chinese law or to an employee or group of employees designated by BSRS upon the termination of his employment with the Company.

     In January 1999, we entered into an employment agreement with Mr. Sha, our former director and Chief Executive Officer. This agreement entitles Mr. Sha to an annual salary ranging from $150,000 - $200,000 and an option to purchase 1,500,000 ordinary shares of SINA.com. This option vests over a three-year period. One-third (33%) of the shares subject to the option vests on the first anniversary of Mr. Sha's employment date and the remainder vests ratably over the following two years on a monthly basis. This option, however, allowed him to exercise immediately, subject to repurchase by us at cost upon cessation of his employment. Under this agreement, if we terminate Mr. Sha without cause, the vesting of his options will accelerate by six months. In addition, if we enter into a change-of-control transaction, the vesting of Mr. Sha's option will accelerate so that all unvested shares would become fully vested upon the closing of the transaction.

     In September 1999, Mr. Sha terminated his employment and entered into a termination agreement with us. Under this agreement, we accelerated the vesting of 541,666 shares he purchased through the exercise of early exercise option and repurchased 958,334 ordinary shares at cost. Mr. Sha paid back the principal sum of $361,000 with interest of the loan made by us. The remainder of the loan was offset by the purchase price for the 958,333 shares repurchased from him by us.

     Mr. Mao is a party to an offer letter dated January 11, 1999. Under the offer letter Mr. Mao is entitled an option to purchase 900,000 ordinary shares of SINA.com. This options vests over a four-year period. One-fourth (25%) of the shares subject to the option vests on the first anniversary of Mr. Mao's employment date and the remainder vests ratably over the following three years on a monthly basis. This option, however, allowed him to exercise immediately, subject to repurchase by us at cost upon cessation of his employment. Under this agreement, the vesting of his options will accelerate by one year in the event that Mr. Mao's employment is terminated by the Company.

     Mr. Lee is a party to an offer letter dated November 18, 1999. This offer letter entitles Mr. Lee to an option to purchase 300,000 ordinary shares of SINA.com. This options vests over a four-year period. Three-sixteenth (18.75%) of the shares subject to the option vests at the end of ninth month from Mr. Lee's effective employment date and the remainder vests ratably over the following thirty-nine months on a monthly basis. This option, however, allowed him to exercise immediately, subject to repurchase by us at cost upon cessation of his employment. Under this agreement, the vesting of his options will accelerate by six months in the event that Mr. Lee's employment is terminated without cause by the Company. In addition, if we enter into a change-of-control transaction, the vesting of Mr. Lee's option will accelerate by six months at the time of closing of such transaction.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                           INDIVIDUAL GRANTS(1)
                         ---------------------------------------------------------     POTENTIAL REALIZABLE
                                             PERCENT                                     VALUE AT ASSUMED
                          NUMBER OF     OF TOTAL OPTIONS/                             ANNUAL RATES OF STOCK
                          SECURITIES      SARS GRANTED      EXERCISE                    PRICE APPRECIATION
                          UNDERLYING      TO EMPLOYEES       OF BASE                    FOR OPTION TERM(2)
                         OPTIONS/SARS       IN FISCAL         PRICE     EXPIRATION   ------------------------
         NAME             GRANTED(#)       YEAR(%)(3)       ($/SH)(4)      DATE        5%($)        10%($)
         ----            ------------   -----------------   ---------   ----------   ----------   -----------
Zhidong Wang...........     429,238             9.4%          $1.00       8/31/09    $  270,386   $   685,210
                          1,070,761           23.53%           7.33      10/12/09     4,935,992    12,508,772
James C.J. Sha.........          --              --              --            --            --            --
Daniel Mao.............          --              --              --            --            --            --
Victor K. Lee..........     300,000            6.59%           7.33      11/18/09     1,382,939     3,504,640
Hurst Lin..............     150,000            3.30%           1.00       8/31/09        94,334       239,061

---------------
(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Each of these options was granted pursuant to the Company's 1999 Stock Plan or 1999 Executive Stock Plan and is subject to the terms of such plan. Each of these options granted to Mr. Wang and Mr. Lin vests over a four-year term and vests ratably on a monthly basis. The option granted to Mr. Lee vests over a four-year period. Three-sixteenth (18.75%) of the shares subject to the option granted to Mr. Lee vests at the end of ninth month from Mr. Lee's effective employment date and the remainder vests ratably over the following thirty-nine months on a monthly basis.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the ordinary shares and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The Company granted stock options representing 4,549,845 shares to employees in the last fiscal year.

(4) The exercise price may be paid in cash, in ordinary shares valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 2000. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended June 30, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended June 30, 2000.

                                                                                           VALUE OF
                                                                    NUMBER OF            UNEXERCISED
                                                                   UNEXERCISED           IN-THE-MONEY
                                                                 OPTIONS/SARS AT       OPTIONS/SARS AT
                                     SHARES         VALUE       FISCAL YEAR END(#)    FISCAL YEAR END($)
                                   ACQUIRED ON     REALIZED        EXERCISABLE/          EXERCISABLE/
              NAME                 EXERCISE(#)      ($)(1)       UNEXERCISABLE(2)      UNEXERCISABLE(3)
              ----                 -----------    ----------    ------------------    ------------------
Zhidong Wang.....................    429,238       3,863,142          1,070,761/--        $19,589,572/--
James C.J. Sha(4)................  1,500,000      16,995,000                 --/--                 --/--
Daniel Mao.......................    900,000      10,197,000                 --/--                 --/--
Victor K. Lee....................     56,250         392,063            243,750/--         $4,459,406/--
Hurst Lin........................    150,000       1,350,000                   /--                  $/--

---------------
(1) Value realized is calculated based on the fair market value of the Company's ordinary shares on the date of exercise minus the exercise price of the option and does not necessarily indicate that the optionee sold such stock.

(2) No stock appreciation rights (SARs) were outstanding during fiscal 2000.

(3) Based on the $25.625 per share closing price of the Company's ordinary shares on The Nasdaq Stock Market on June 30, 2000, less the exercise price of the options.

(4) On June 17, 1999, Mr. Sha was granted an option to purchase 1,500,000 ordinary shares at an exercise price of $0.67 per share, which he exercised on July 19, 1999. These shares were subject to a right of repurchase held by us which lapses over a three-year period. Upon Mr. Sha's resignation as a director in September 1999, we repurchased 958,334 shares from him at cost.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal year ended June 30, 2000, the Compensation Committee of SINA.com's Board of Directors (the "Committee") consisted of Mr. Pehong Chen and Mr. Lip-Bu Tan. The members of the Compensation Committee are independent non-employee directors.

     The following is a report of Committee describing the compensation policies applicable to the Company's executive officers during the fiscal year ended June 30, 2000. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also administers the granting of options to executive employees under the Company's stock option plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

     Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the

Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise,
(ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

     Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals.

LONG-TERM INCENTIVE COMPENSATION

     The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

     Each option grant allows the executive officer to acquire shares of ordinary shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company, although exceptions may be made when deemed necessary or appropriate. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the ordinary shares appreciates over the option term. In addition to the stock option plans, executive employees are eligible to participate in the Company's 1999 Employee Stock Purchase Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Zhidong Wang has served as the Company's President and Chief Executive Officer since August 1999. His base salary for fiscal 2000 was $160,000 and targeted cash based incentive compensation of $40,000. Other compensation paid to Mr. Wang included housing allowances and a rent-free apartment owned by Beijing Stone Electronic Technology Limited, one of our shareholders. Mr. Wang was awarded options to purchase a total of 1,499,999 ordinary shares of the Company during fiscal year 2000. In connection with the exercise of the option to purchase 429,238 ordinary shares of the Company on September 27, 1999, we provided a loan to Mr. Wang pursuant to a full recourse note, in the principal amount of $429,238.50 with an interest rate of 5.87% per annum, due on September 27, 2004.

     The factors discussed above in "Base Salary," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Wang's salary and stock option grant. Significant factors in establishing Mr. Wang's compensation include his performance and responsibilities, and internal comparability considerations.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1999 Stock Plan and 1999 Executive Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee:

                                          /s/ Pehong Chen
                                          /s/ Lip-Bu Tan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee. See "Related Party Transactions" for a description of transactions between SINA.com and entities affiliated with the members of the compensation committee.

                              CERTAIN TRANSACTIONS

     Since July 1, 1999, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of our ordinary shares had or will have a direct or indirect material interest other than:

     - standard compensation arrangements which are described under "Management -- Compensation of Executive Officers'

     - the transactions described below.

TRANSACTIONS WITH STONE GROUP CORPORATIONS

     Mr. Yongji Duan, our director, is a director and the Chairman of the Stone Group Corporation. Stone Group Corporation is also a 5% shareholder of the Company. See "Principal Shareholders." In 1997, we deposited $242,000 with Beijing Stone Finance Company, which is also an entity affiliated with Stone Group. This deposit carries a stated interest of 10% per annum and as of June 30, 2000, the total amount of deposit plus accrued interest was $121,000. Our financial statements reflect that we may not collect on this remaining amount. We believe that these transactions were entered into on terms and conditions no less favorable to SINA.com than those that could have been obtained from an unaffiliated party.

     In October 1999, we granted an option to purchase 75,000 ordinary shares each to Mr. Yongji Duan and Ms. Jufen Liu.

STOCK TRANSACTIONS

     Since July 1, 1999, we have issued:

     - An aggregate of 7,675,661 Series C preference shares $8.32 per share in October and November 1999 to forty-two investors; and

     - An aggregate of 4,600,000 ordinary shares in connection with our initial public offering in April 2000.

     The table below summarizes purchases of preference shares by our executive officers, directors and 5% shareholders and persons and entities associated with them in the private placement transactions described above. Shares held by affiliated persons and entities have been aggregated. See "Principal Shareholders" for more information regarding affiliated shareholders.

                                                                       INITIAL
                                                                        PUBLIC
                       INVESTORS                          SERIES C     OFFERING
                       ---------                          ---------    --------
Entities affiliated with Daniel Chiang..................    650,240(1)
Entities affiliated with Dell U.S.A. L.P................  2,539,062(2)
Entities affiliated with Yoshitaka Kitao................    496,450(3)  8,000
James C.J. Sha..........................................     39,204
Entities affiliated with Lip-Bu Tan.....................    627,647(4)
Entities affiliated with Ter Fung Tsao..................    301,250(5)

---------------
(1) Includes 480,769 shares held by Trend Micro, Inc., where Mr. Chiang's wife serves as a director and Chief Technology Officer.

(2) Includes 135,216 shares held by MSD Portfolio, L.P., which is affiliated with MSD Capital, L.P., the private investment firm for Michael Dell, Chairman and Chief Executive Officer of Dell Computer Corporation.

(3) Represents the shares owned by the entities affiliated with Mr. Kitao as follows:

     - 120,192 shares held by SOFTBANK Contents Fund.

     - 120,192 shares held by SOFTBANK Ventures, Inc.

     - 240,385 shared held by SoftVen No. 2 Investment Enterprise Partnership.

     - 15,681 shares held by E*O Investors, LLC.

(4) Represents the shares issued to the entities affiliated with Lip-Bu Tan, a director of SINA.com, as follows:

     - 150,046 shares held by China Walden Venture Investments Ltd.

     - 19,614 shares held by InfoTech Ventures Ltd.

     - 78,456 shares held by Pacven Walden Ventures III, L.P.

     - 5,940 shares held by Pacven Walden Ventures IV Associates Fund, L.P.

     - 318,672 shares held by Pacven Walden Ventures IV, L.P.

     - 23,536 shares held by Seed Ventures II Limited.

     - 31,383 shares held by WIIG Global Ventures Pte. Ltd.

     Mr. Tan shares voting and investment power with respect to the shares held by the entities above. He disclaims beneficial ownership of the shares in which he has no pecuniary interest.

     - Does not include 1,201,923 shares held by CTI Ltd., a wholly-owned subsidiary of Creative Technology Ltd. for whom Mr. Tan serves as a director.

(5) Represents 254,208 shares held by Mr. Tsao, a director of SINA.com, and the shares issued to the entities affiliated with Mr. Tsao as follows:

     - 7,840 shares held by Standard Foods of Taiwan Ltd.

     - 39,202 shares held by Crosslink Technology Partners, LLC.

OTHER TRANSACTIONS

  Agreements Involving BSRS

     Our subsidiary Beijing Stone Rich Sight Information Technology Co. Ltd., or BSRS, has entered into agreements with two Chinese entities: Beijing SINA Interactive Advertising Co., Ltd., a Chinese advertising company that is 75% owned by Yan Wang, our general manager of China operations, and 25% owned by BSRS, and which we refer to as the Ad Company, and Beijing SINA Internet Information Services Co., Ltd. a Chinese Internet content provider that is 70% owned by Zhidong Wang, our chief executive officer, and 30% owned by Yan Wang and which we refer to as the ICP Company. We have amended our employment agreements with Zhidong Wang and Yan Wang to require that they transfer their interest in the Ad Company or ICP Company at the net book value to us when allowed under Chinese law or to an employee or group of employees specified by us upon termination of their employment with us. The ICP Company will also be able to transact business with third parties not affiliated with BSRS. Both entities are limited liability companies incorporated in China.

     In total, there are six (6) agreements that govern the relationship among the Ad Company, the ICP Company, BSRS and SINA.com:

     - Business Cooperation Agreement between ICP Company and BSRS. Under this agreement, BSRS will be a provider of technical services, including maintaining and upgrading the server and software of www.sina.com.cn for ICP Company in exchange for payments to be determined by the parties. In addition, BSRS will license to ICP Company all copyrights associated with www.sina.com.cn, the domain name of www.sina.com.cn and certain trademarks all in exchange for payment to be determined by the parties.

     - E-Commerce Cooperation Agreement between BSRS and the ICP Company. Under this agreement, BSRS will provide ICP Company with the necessary software and platform to conduct e-commerce business on www.sina.com.cn in exchange for all the revenues generated from e-commerce transactions on the website. The ICP Company will also receive any advertising space generated by e-commerce transactions on the website.

     - Equipment and Leased Line Transfer Agreement between ICP Company and BSRS. Under this agreement, BSRS will transfer certain equipment to be used for the operation of the www.sina.com.cn website in exchange for payment equal to the net book value of such assets at the time of transfer. In addition, BSRS will transfer its leased line with the Lease Line Business Center of Beijing Telecommunications Administration to ICP Company.

     - Advertisement Publication and Cooperation Agreement between Ad Company and ICP Company. Under this agreement, the Ad Company will purchase all advertisement banner space of ICP Company at ICP Company's cost.

     - Advertising Production and Technical Services Agreement between Ad Company and BSRS. Under this agreement, BSRS will be a provider of consulting services, including the technical work on all advertisements, to the Ad Company in exchange for a fee to be determined by the parties.

     - Advertising Agency Agreement between Ad Company and SINA.com. Under this agreement, SINA.com will be the exclusive advertising agency to the Ad Company in the overseas market in exchange for a commission to be determined by the parties.

     In addition, BSRS has agreed to provide interest-free loans of RMB700,000 to Zhidong Wang and RMB300,000 to Yan Wang for purposes of setting up the ICP Company and RMB750,000 to Zhidong Wang for purposes of setting up the Ad Company.

  Transactions with Dell Computer Corporation

     We have entered into two (2) material agreements with Dell Computer
Corporation:

     - Definitive Agreement between SINA.com and Dell. Under this agreement, SINA.com will build a Dell storefront on SINAMall and provide advertising and technical support in exchange for certain fees.

     - License Agreement between SINA.com and Dell. Under this agreement SINA.com is licensing its RichWin software to Dell.

We recognized $987,000 in revenue from these agreements in fiscal year ended June 30, 2000.

  Indebtedness of Management

     On June 17, 1999, we granted Daniel Mao, our Chief Operating Officer, an option to purchase 900,000 of our ordinary shares at an exercise price of $.6667 per share under our 1999 Stock Plan. This option was immediately exercisable subject to our right to repurchase at cost any shares that remain unvested upon cessation of employment. In connection with the exercise of this option on July 28, 1999, we provided a loan to Mr. Mao, pursuant to a full recourse note, in the principal amount of $600,000 with an interest rate of 5.74% per annum, due on July 28, 2004.

     On August 31, 1999, we granted Zhidong Wang, our President, Chief Executive Officer and director, an option to purchase 429,238 of our ordinary shares at an exercise price of $1.00 per share under our 1999 Stock Plan. This option was immediately exercisable subject to our right to repurchase at cost any shares that remain unvested upon cessation of employment. In connection with the exercise of this option on September 27, 1999, we provided a loan to Mr. Wang pursuant to a full recourse note, in the principal amount of $429,238.59 with an interest rate of 5.87% per annum, due on September 27, 2004.

     On August 31, 1999, we granted Hurst Lin, our Vice President of Business Development and General Manager of U.S. Operations, an option to purchase 150,000 of our ordinary shares at an exercise price of $1.00 per share under our 1999 Stock Plan. This option was immediately exercisable subject to our right to repurchase at cost any shares that remain unvested upon cessation of employment. In connection with the exercise of this option on September 30, 1999, we provided a loan to Mr. Lin, pursuant to a full recourse note, in the principal amount of $150,000 with an interest rate of 5.87% per annum, due on September 30, 2004.

     On November 18, 1999, we granted Victor Lee, our Chief Financial Officer, an option to purchase 300,000 of our ordinary shares at an exercise price of $7.33 per share under our 1999 Executive Stock Plan. This option was immediately exercisable subject to our right of repurchase at cost any shares that remain unvested upon cessation of employment. In connection with the exercise of this option on December 30, 1999, we provided a loan to Mr. Lee, pursuant to a full recourse note, in the principal amount of $412,312.50 with an interest rate of 6.11% per annum, due on December 30, 2004.

     BSRS has agreed to enter into two loan agreements with Zhidong Wang, pursuant to which we agreed to provide him an interest-free loan of RMB700,000 for the purposes of providing capital to the ICP Company and an interest-free loan of RMB750,000 for the purpose of providing capital to the Ad Company. In addition, BSRS has agreed to provide an interest-free loan of RMB300,000 to Wang Yan for purposes of providing capital to the ICP Company. These loans will be repayable within 3 years from the date the agreement was entered into, which period may be extended or reduced as agreed by the parties.

  Director Stock Options

     On April 12, 2000, each of the non-employee directors including Pehong Chen, Yongji Duan, Yoshitaka Kitao, Lip Bu Tan and Ter Fung Tsao received an option to purchase 37,500 ordinary shares of SINA.com at an exercise price of $17.00 per share. These options vested fully upon grant.

  Indemnification Agreements

     We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  Registration Rights Agreements

     Some of our shareholders are entitled to have their shares registered by us for resale.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return data for the Company's stock since April 13, 2000 the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, (as amended) to the cumulative return over such period of (i) the The Nasdaq National Market Composite Index and (ii) the Morgan Stanley Internet Index ("MOX"). The graph assumes that $100 was invested on April 13, 2000, the date on which the Company completed the initial public offering of its ordinary shares, in the ordinary shares of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the ordinary shares of the Company at a per share price of $17.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
              AMONG SINA.COM, THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE MORGAN STANLEY DEAN WITTER INTERNET INDEX

                            [PERFORMANCE GRAPH]<QC>

---------------------------------------------------------------------
                                                   4/13/00    6/30/00
---------------------------------------------------------------------
 SINA.com                                            100        124
 The Nasdaq Stock Market (U.S.) Index                100        108
 Morgan Stanley Dean Witter Index ("MOX")            100         95
---------------------------------------------------------------------

---------------
* Assumes $100 invested on April 13, 2000 in stock or index, including reinvestment of dividends. Fiscal year ending June 30, 2000.

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of stockholders intended to be included in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must be received by Victor Lee, SINA.com, 1313 Geneva Drive, Sunnyvale, CA 94089, no later than June 12, 2001. If the Company is not notified of a stockholder proposal by August 27, 2001, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's ordinary shares (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's ordinary shares. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended June 30, 2000, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ VICTOR LEE
                                          --------------------------------------
                                          Victor Lee
                                          Chief Financial Officer and Secretary

October 11, 2000,
Sunnyvale, California

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF SINA.COM FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 21, 2000


      The undersigned stockholder of SINA.COM, a Cayman Islands company, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 11, 2000, and hereby appoints Victor Lee and Edward Wu or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SINA.com to be held on Tuesday, November 21, 2000 at 10 a.m., local time, at 5101 Great American Parkway, Santa Clara, California, U.S.A. and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

      1.    ELECTION OF DIRECTORS:

            ___ FOR all nominees listed below (except as indicated).

            ___ WITHHOLD authority to vote for all nominees listed below.

            If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

            Zhidong Wang

            Yongji Duan

      2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001:

                  ____FOR           ____AGAINST       ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

              PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; AND (2) FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


________________________________
Signature                                       Date:__________________________



________________________________
Signature                                       Date:__________________________


(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)